Exhibit (r )
                                                     Amended as of March 7, 2000


                      HYPERION 2002 TERM TRUST, INC. (HTB)
                   HYPERION 2005 INVESTMENT GRADE OPPORTUNITY
                             TERM TRUST, INC. (HTO)
                   THE HYPERION TOTAL RETURN FUND, INC. (HTR)

                                 CODE OF ETHICS


     Each of the Hyperion 2002 Term Trust, Inc., the Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. and The Hyperion Total Return Fund, Inc. (the "Trust"/"Fund") has determined to adopt this Code of Ethics (the "Code") as of March 7, 2000, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-l(b)(1) under the Investment Company Act of 1940 (the "1940 Act").1

I.       DEFINITIONS

          A. An "Access Person" means (i) any Trustee, Director, Officer or Advisory Person (as defined below) of the Trust/Fund or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Trust/Fund who, in the ordinary course of his/her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Trust/Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his/her business relate to the making of any recommendation to the Trust/Fund regarding the purchase or sale of securities or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other Trust/Fund, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Trust/Fund, makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Trust/Fund or who, in connection with his/her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Trust/Fund.


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          B.   An "Advisory  Person" means any employee of the Trust/Fund or any investment adviser thereof (or of any company in a control relationship to the Trust/Fund or such investment adviser), who, in connection with his/her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Trust/Fund or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Trust/Fund or adviser who obtains information regarding the purchase or sale of securities.

          C.   A "Portfolio Manager" means any person or persons with the direct
               responsibility   and  authority  to  make  investment   decisions
               affecting the Trust/Fund.

          D. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment adviser, sub-adviser, administrator or the principal underwriter pursuant to a Code of Ethics which is substantially in conformity with Rule 17j-1 of the 1940 Act and which has been approved by the Trust's/Fund's Board of Directors, provided however, that the compliance officer of any investment adviser, sub-adviser, administrator, or the principal underwriter shall notify the Trust's/Fund's compliance officer of any violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that a violation had occurred. The Trust's/Fund's compliance officer shall report any such violations to the Trust's/Fund's Board of Directors in accordance with the provisions of the Trust's/Fund's Code of Ethics as if the report of the violation had been made under the Trust's/Fund's Code of Ethics.

          E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

          F.   The  "Compliance   Officer"  is  the  person  designated  by  the
               Trust's/Fund's Board of Directors to monitor the overall compliance with this Code. In addition, the Compliance Officer will provide preclearance of any personal security transaction as required by this Code of Ethics.

          G. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.


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          H.   "Disinterested   Director"   means  a  Director  who  is  not  an
               "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of the Adviser. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

          I. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

          J. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Board of Directors of the Trust/Fund and shares of registered open-end investment companies.

          K. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


II.      STATEMENT OF GENERAL PRINCIPLES

                  The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

                  Each Access Person shall adhere to the highest ethical standards and shall:

          A. at all times, place the interests of the Trust/Fund before his/her personal interests;

          B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

          C. not take any inappropriate advantage of his position with or on behalf of the Trust/Fund.

III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.
         ---------------------------------------------

         A.       Blackout Periods

               1. No Access Person (other than a Disinterested Director) shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he/she knows or should have known the Trust/Fund has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

               2. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Trust/Fund trades (or has traded) in that security.

         B.       Initial Public Offerings

                  No Advisory Person shall acquire any security in an initial public offering for his/her personal account.

         C.       Private Placements

                  With regard to private placements, each Advisory Person shall:

               1. obtain express prior written approval from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Trust/Fund, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Trust/Fund) for any acquisition of securities in a private placement; and

               2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Trust/Fund (or any other investment company for which he/she acts in a capacity as an Advisory Person) for investment in that issuer.

                  Any express prior written approval received from the Compliance Officer shall be valid only on the day on which it was issued. If the Trust/Fund decides to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

         D.       Short-Term Trading Profits

                  No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days without the prior written approval of the Compliance Officer. Any short-term trading profits realized without preclearance shall, unless the Trust's/Fund's Board of Directors approves otherwise, be disgorged as directed by the Adviser's Board of Directors.

         E.       Gifts

                  No Advisory Person shall receive any gift (i.e., anything of more than de minimis value) from any person or entity that does business with or on behalf of the Trust/Fund that poses a potential conflict of interest.

         F.       Service as a Director

               1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Trust/Fund, based upon a determination that such board service would be consistent with the interests of the Trust/Fund and its investors.

               2. If board service of an Advisory Person is authorized by the Board of Directors of the Trust/Fund such Advisory Person shall be isolated from the investment making decisions of the Trust/Fund with respect to the company of which he/she is a director.

         G.       Exempted Transactions

                  The prohibition of Section III shall not apply to:

               1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               2. purchases or sales that are non-volitional on the part of the Access Person or the Trust/Fund, including mergers, recapitalizations or similar transactions;

               3.   purchases   which   are  part  of  an   automatic   dividend
                    reinvestment plan;

               4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               5. purchases and sales that receive prior approval in writing by the Compliance Officer as (a) only remotely potentially harmful to the Trust/Fund because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Trust/Fund or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Compliance Officer all factors of which he/she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his/her transaction and securities held or to be held by the Trust/Fund.


IV.      COMPLIANCE PROCEDURES

         A.       Preclearance Procedures

                  An Access Person (other than a Disinterested Director) may not, directly or indirectly, acquire or dispose of beneficial ownership of the securities provided below unless:

               1. such purchase or sale has been precleared and approved by the Compliance Officer;

               2. the approved transaction is completed on the same day approval is received; and

               3. the Compliance Officer has not rescinded such approval prior to execution of the transaction.

         B.       Security Transactions Requiring Preclearance

                  An Access Person (other than a Disinterested Director) may not, directly or indirectly, acquire or dispose of beneficial ownership of the following securities except as provided in the above preclearance procedures:

               1. Hyperion 2002 Term Trust, Inc. Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. The Hyperion Total Return Fund, Inc.;

               2.   any eligible investment of the Trust/Fund;

               3.   any   mortgage-backed   securities   (including   commercial
                    mortgage backed securities);

               4.   any private placements.

         C.       Reporting

               1. Coverage: Each Access Person (other than a Disinterested Director) shall file with the Compliance Officer confidential quarterly reports containing the information required in Section IV.C.2. of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

               2. Filings: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                    a. the date of the transaction, the title and the number of shares and the principal amount of each security involved;

                    b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    c.   the price at which the transaction was effected; and

                    d. the name of the broker, dealer or bank with or through whom the transaction was effected.

               3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

               4. Confirmations: All Access Persons (other than a Disinterested Director) shall direct their brokers to supply the Trust's/Fund's Compliance Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

         D.       Review

                  In reviewing transactions, the Compliance Officer shall take into account the exemptions allowed under Section III.G. Before making a determination that a violation has been committed by an Access Person, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

         E.       Disclosure of Personal Holdings

                  All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

         F.       Certification of Compliance

                  Each Access Person is required to certify quarterly that he/she has read and understood the Trust's/Fund's Code and recognizes that he/she is subject to such Code. Further, each Access Person is required to certify quarterly that he/she has complied with all the requirements of the Code and that he/she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.


V.       REQUIREMENTS FOR DISINTERESTED DIRECTORS

          A. Every Disinterested Director shall file with the Compliance Officer a quarterly report indicating that he/she had no reportable transactions or a report containing the information required in Section IV.C. of this Code with respect to transactions (other than exempted transactions listed under Section III.G.) in any securities in which such persons has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Director, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his/her official duties as Director, that during the 15-day period immediately preceding or after the transaction by the Director:

               1.   such security was being purchased or sold by the Trust/Fund;
                    or

               2. such security was being considered for purchase or sale by the Trust/Fund.

          B. Notwithstanding the preceding section, any Disinterested Director may, at his/her option, report the information described in section IV.C. with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Trust/Fund in such securities.


VI.      REVIEW BY THE BOARD OF DIRECTORS

         At least annually, the Compliance Officer shall report to the Board of Directors regarding:

          A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

          B.   Any recommended changes to the Trust's/Fund's Code or procedures;
               and

          C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.


VII.     SANCTIONS
         ---------

         A.       Sanctions for Violations by Access Persons

                  If the Compliance Officer determines that a violation of this Code has occurred, he/she shall so advise the Board of Directors and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.

         B.       Sanctions for Violations by Disinterested Directors

                  If the Compliance Officer determines that any Disinterested Director has violated this Code, he/she shall so advise the President of the Trust/Fund and also a committee consisting of the Disinterested Directors (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Trust/Fund and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors of the Trust/Fund, which shall impose such sanctions as it deems appropriate.


VIII.      MISCELLANEOUS

           A.     Access Persons

                  The Compliance Officer of the Trust/Fund Adviser will identify all Access Persons who are under a duty to make reports to the Trust/Fund and will inform such persons of such duty. Any failure by the Compliance Officer to notify any person of his/her duties under this Code shall not relieve such person of his/her obligations hereunder.

           B.     Records

                 The Trust's/Fund's Compliance Officer shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

               1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

               2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

               3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

               4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.




         C.       Confidentiality

                  All  reports  of   securities   transactions   and  any  other
                  information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         D.       Interpretation of Provisions

                  The Board of Directors of the Trust/Fund may from time to time
                  adopt   such   interpretations   of  this  Code  as  it  deems
                  appropriate.



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1        Hyperion Capital Management, Inc., the investment adviser to the Trust/
Fund, has adopted a similar Code of Ethics.